STOCK PURCHASE AGREEMENT

CUSTODIAN VENTURES, LLC,
a Wyoming limited-liability company,
as the Seller of
17,700,000 Shares of Common Stock and
10,000,000 Shares of Series A Preferred Stock
of
GLOBAL ENTERTAINMENT CORP.,
a Nevada corporation

and

WANG XINRUI
as the Buyer of the Shares

June 18, 2019

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into effective as of the __ day of June, 2019 (the "Effective Date"), by and between CUSTODIAN VENTURES, LLC, a Wyoming limited-liability company ("Seller"), as owner of 17,700,000 shares of Common Stock and 10,000,000 shares of Series A Preferred Stock of GLOBAL ENTERTAINMENT CORP., a Nevada corporation ("GNTP"); and WANG XINRUI ("Xinrui," or "Buyer"), a __________. Buyer and Seller are sometimes referred to collectively herein as the "Parties", and each individually as a "Party".

RECITALS

A. Seller owns Seventeen Million Seven Hundred Thousand (17,700,000) restricted shares of the common stock (the "Common Shares") of GNTP.

B. The Common Shares represent approximately 72.672% of the voting power of the common stock of GNTP.

C. Seller owns Ten Million (10,000,000) restricted shares of the Series A Preferred stock (the "Preferred Shares," and together with the Common Shares, the "Purchased Shares") of GNTP.

D. The Preferred Shares represent one hundred percent (100%) of the duly authorized, validly issued, and currently outstanding Series A Preferred stock of GNTP.

E. At Closing the Purchased Shares will represent approximately 94.65% of the voting interest of GNTP, calculated as if the Preferred Shares had been converted into voting shares of common stock of GNTP at the time Closing and the Preferred Shares vote at 10 votes per share.

F. Seller desires to sell the Purchased Shares to Buyer, and Buyer desires to purchase the Purchased Shares from the Seller pursuant to the terms, covenants, and conditions contained herein.

G. Seller and Buyer have appointed the law firm of McMurdo Law Group LLC (the "Law Firm") for this transaction and to receive and hold the Purchase Price (as defined below) received from the Buyer for the purchase of the Shares and all documents, stock certificates for the Purchased Shares and corporate records of GNTP in the possession of Seller ("Documents") in the Law Firm's Trust Account (the "Escrow Account") and control unless other arrangements are agreed to by all Parties.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

I
SALE AND TRANSFER OF THE PURCHASED SHARES

1.1 **Purchase and Sale**. On the closing date specified in Section 6.1 herein (the "Closing"), Seller shall sell, transfer, convey, and deliver to Buyer, and Buyer shall purchase from Seller, the Purchased Shares, pursuant to the terms of this Agreement.

1.2 **Purchase Price**.

1.2.1. **Amount**. At the Closing, Buyer shall acquire the Purchased Shares for a purchase price of **One Hundred Seventy-Five Thousand Dollars ($175,000 U.S.)** (the "Purchase Price"). This is a private transaction between the Seller and Buyer.

1.2.2. **Purchase Price Escrow; Payment**.

1.2.2.1 Law Firm. The Seller and Buyer hereby appoint the Law Firm to act with respect to the distribution of the Purchase Price received for the purchase of the Purchased Shares and distribution of the Purchased Shares and documents of GNTP. Buyer acknowledges that the Law Firm has also represented the Seller and the Company in other transactions.

1.2.2.2 Deposit. The Law Firm has received and is holding $50,000 of the Purchase Price (the "Deposit"). The Deposit, and the balance of Purchase Price if tendered by Buyer to the Law Firm prior to the Closing, will be held in the Law Firm's Escrow Account until Closing (as defined in Section 6.1 of this Agreement) or until ordered released as per other sections of this Agreement.

1.2.2.3 Payment of Purchase Price. Buyer shall pay the balance of the Purchase Price less the Deposit to the Law Firm's Escrow Account on or before the Closing. The aggregate amount **One Hundred Seventy-Five Thousand Dollars ($175,000)** shall be payable, in full, from the Law Firm's Escrow Account to Seller at Closing via wire transfer in accordance with the instructions provided by Seller and reflected on Exhibit 1.2.2.3 attached hereto and incorporated herein by reference.

1.3 **Share Certificates**. At the Closing, Seller shall deliver to GNTP's transfer agent (the "Transfer Agent") instructions to transfer the Purchased Shares and to issue the Purchased Shares in book entry format in the name of Buyer.

1.4 **Other Closing Deliveries by Seller**. In addition to the stock certificates, at the Closing Seller to deliver to Buyer the following:

1.4.1 A certificate issued by the Nevada Secretary of State as to the good standing of GNTP as of a date within two (2) business days after the Closing;

1.4.2 A true and complete copy of the Articles of Incorporation of GNTP as in effect as of the date of the Closing, certified by the Secretary of State of Nevada;

1.4.3 Notarized board resolutions authorizing all transactions contemplated by this Agreement, including, without limitation the appointment of the Buyer's designees as the officers and directors of GNTP;

1.4.4 Copies of all federal and state tax returns filed by GNTP in the possession of Seller;

1.4.5 EDGAR filing codes of GNTP;

1.4.6 Copy of CUSIP confirmation indicating current number;

1.4.7 Certified current list of stockholders from the Transfer Agent;

1.4.9 All SEC, FINRA and OTC correspondence in the possession of Seller;

1.4.10 GNTP's minute books containing the resolutions and actions by written consent of the directors and stockholders of GNTP and GNTP's other original books and records, including all financial and accounting records (including the general ledger), all banking records and other regulatory filings and filing codes in whatever media they exist, including paper and electronic media in the possession of Seller;

1.4.11 Duly executed and notarized resignations of GNTP's sole officer and director;

1.4.12 A good standing or other document from the State of Wyoming evidencing the existence of Seller;

1.4.13 All other documents, instruments and writings required by this Agreement to be delivered by GNTP at the Closing, all of GNTP's original books of account and record, and any other documents or records relating to GNTP in the possession of Seller.

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II
REPRESENTATIONS AND WARRANTIES BY SELLER

Seller hereby represents and warrants to Buyer that the representations and warranties contained in this Article II are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Article II), except as otherwise expressly provided for to the contrary herein:

2.1 **Execution and Performance of Agreement**. Seller has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and each of any other instruments and agreements to be executed and delivered by Seller in connection with this Agreement (the "Seller Transaction Documents"), as well as all transactions contemplated hereunder. All requisite corporate proceedings have been taken and Seller has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by Seller of this Agreement, and each of the Seller Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid, binding, and enforceable obligation of Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

2.2 **Effect of Agreement**. As of the Closing, the consummation by Seller of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Seller Transaction Documents to which it is a party, to the knowledge of Seller, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, "Requirement of Law") applicable to or binding upon Seller, GNTP, or the Purchased Shares;

(b) Violate the terms of any agreement, contract, mortgage, indenture, bond, bill, note, or other instrument or writing binding upon Seller or GNTP or the Purchased Shares or to which Seller or GNTP or the Purchased Shares is subject; or

(c) Result, to the knowledge of Seller, in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon the Purchased Shares under any agreement, commitment, contract (written or oral) or other instrument to which Seller or GNTP is a party, or by which any of its assets (or any part thereof) is bound or affected.

2.3 **Consents**. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, all of which have been previously delivered to the Buyer, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of this Agreement and the performance of any obligations contemplated thereby, including without limitation the Eighth Judicial District Court, Clark County, Nevada.

2.4 **Authorized and Outstanding Stock**. To the knowledge of Seller, the authorized capital stock of GNTP consists of (i) 50,000,000 authorized shares of common stock with $0.001 par value, of which 24,356,062 shares are validly issued and outstanding; and, (ii) 10,000,000 authorized shares of preferred stock with $0.001 par value, of which the Preferred Shares are the only preferred shares which are issued and outstanding, and all of which Preferred Shares are owned by Seller. To the knowledge of Seller, there are no (i) outstanding proxies, options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities, notes or rights convertible into or

exchangeable for any shares of capital stock of GNTP, or arrangements by which GNTP is or may become bound to issue additional shares of capital stock; (ii) agreements or arrangements under which GNTP is obligated to register the sale of any of its securities under the Securities Act of 1933 (the "Act"); and (iii) anti-dilution or price adjustment provisions contained in any security issued by GNTP. All references in this Agreement to "knowledge of Seller" shall mean the actual knowledge of Seller and its sole manager. The Seller has no officers or any member or manager other than David Lazar.

2.5 **Title to the Purchased Shares**. To the knowledge of Seller, there are no outstanding subscriptions, options, warrants, calls, commitments or agreements to which Seller or GNTP is a party or by which Seller or GNTP is bound relating to the Purchased Shares. The Purchased Shares are owned beneficially and of record by Seller. Seller has full right and title to the Purchased Shares, free and clear of any lien or encumbrance whatsoever, and full and unrestricted right and power to sell and deliver the Purchased Shares pursuant to the provisions of this Agreement without obtaining the consent or approval of any other person. The rights of the Preferred Shares are as provided in the Certificate of Designation filed with the Nevada Secretary of State on June __, 2019. Upon transfer of the Purchased Shares to Buyer hereunder, Buyer will acquire good and marketable title to the Purchased Shares free and clear of any lien or encumbrance. To the knowledge of Seller, Seller acquired the Common Shares in a lawful transaction and in accordance with (i) the Order Appointing Custodian dated January 14, 2019, Eighth Judicial District Court of Nevada, Clark County, Case No. A-19-787455-P, (ii) Nevada corporate law and (iii) applicable securities laws of the United States.

2.6 **Financial Statements**. To the Knowledge of Seller, GNTP's financial statements dated March 28, 2019, for the quarter ending February 28, 2019 and filed on the OTC portal (the "Financial Statements") and, to the knowledge of Seller, have been prepared on a consistent basis and present fairly the financial position of GNTP as of the date thereof. Except to the extent reflected and reserved against in the Financial Statements and as listed on Schedule 2.6 hereto, to the knowledge of Seller, GNTP did not have, as of the date of the Financial Statements, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due. GNTP is a "shell," as that term is defined in the SEC's Rules and Regulations, and files its reports as a shell. Seller hereby waives all rights to the related party note payable to Seller.

2.7 **Changes in Financial Condition**. Since the date of the Financial Statements, to the knowledge of Seller, there has not been:

(a) Any material change in the condition (financial or otherwise) or business of GNTP, except changes in the ordinary course of business, none of which has been materially adverse;

(b) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, assets, business or prospects of GNTP;

(c) Any change in the accounting methods or business followed by GNTP, or any change in the depreciation or amortization policies or rates adopted by GNTP (whether or not presently outstanding), except liabilities incurred, and obligations under agreements entered into, in the ordinary course of business; or

(d) Any sale, lease, abandonment or other disposition by GNTP, other than in the ordinary course of business, of any machinery, equipment or other operating properties directly or indirectly related to the business of GNTP.

2.8 **SEC and OTC Filings**. GNTP is not subject reporting requirements under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The shares of common stock are currently eligible for quotation on the OTC Markets Group, Inc. under the symbol "GNTP" with "Pink Current Information" affixed next to its symbol. To the knowledge of Seller, none of the OTC Documents filed with the OTC Markets (all of the foregoing which were filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "OTC Documents"), at the time they were filed with the OTC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements

therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Seller, none of the statements made in any such OTC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof).

2.9 **Litigation**. To the knowledge of Seller, there is no claim, legal action, suit, arbitration, investigation or hearing, notice of claims or other legal, administrative or governmental proceedings pending or to the knowledge of Seller, threatened against Seller or GNTP (or in which Seller or GNTP is plaintiff or otherwise a party thereto), and, to the knowledge of Seller, there are no facts existing which might result in any such claim, action, suit, arbitration, investigation, hearing, notice of claim or other legal, administrative or governmental proceeding. Neither Seller nor, to the knowledge of Seller, GNTP have waived any statute of limitations or other affirmative defense with respect to any of its liabilities. To the knowledge of Seller, there is no continuing order, injunction, or decree of any court, arbitrator, or governmental or administrative authority to which Seller or GNTP is a party or to which it or any of its assets is subject. To the knowledge of Seller, neither Seller nor GNTP have been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or regulatory body from engaging in or continuing any conduct or business.

2.10 **Employee Benefit Plans**. To the knowledge of Seller, GNTP is not a party to any written or oral (i) contract with any labor union, (ii) bonus, pension, profit-sharing, retirement, deferred compensation, savings, stock purchase, stock option, hospitalization, insurance or other plan providing employees benefits, (iii) employment, agency, consulting or similar contract which cannot be terminated by it in one hundred twenty (120) days or less, without cost, or (iv) any other plan, agreement or arrangement governed by the Employee Retirement Income Security Act of 1974, as amended.

2.11 **Material Agreements**. Except as set forth in Schedule 2.6 or in the Financial Statements incorporated herein by reference, and to the knowledge of Seller, GNTP is not a party to, and is not bound by or subject to, any agreement, arrangement or contract, whether oral or in writing, including without limitation, loan agreements, credit lines, promissory notes, mortgages, pledges, guarantees, security agreements, powers of attorney or other arrangements to loan or borrow money or extend credit, other than this Agreement, including without limitation any of the following:

(a) license, agreement, assignment, or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents or copyrights (or applications therefore), know-how or technical assistance, or other proprietary rights (other than trademark agreements which are entered into in the ordinary course of the Seller's business in conjunction with sales agreements;

(b) agreement or other arrangement for the sales of goods or services by GNTP to any government or governmental authority (other than pursuant to open purchase orders issued by such entities);

(c) agreement with any vendor, distributor, dealer, sales agent or representative;

(d) agreement with any supplier or customer with respect to discounts (other than those reflected on the Seller's current price lists) or allowances or extended payment terms;

(e) joint venture or partnership agreement with any other person;

(f) agreement which restricts GNTP from doing business anywhere in the world; or

(g) long-term services agreement.

2.12 **Employment Agreements**. To the knowledge of Seller, GNTP is not a party to any employment agreement, independent contractor agreement, or similar arrangement or agreement, whether it be reduced to written form or an oral promise.

2.13 **Other Arrangements**. To the knowledge of Seller, neither Seller nor GNTP is a party to any contract, commitment or agreement, nor are any of its assets subject to, or bound or affected by, any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character which is not applicable to GNTP generally, which would, individually or in the aggregate, materially adversely GNTP, the Purchased Shares or any of the assets of GNTP. Seller is also not a party or subject to any agreement, contract or other obligation which would require the making of any payment, other than payments contemplated by this Agreement, to any other person as a result of the consummation of the transactions contemplated herein.

2.14 **Bad Actor**. No current officer or director of GNTP would be disqualified under Rule 506(d) of the Act as amended on the basis of being a "bad actor". David Lazar is the sole duly appointed officer and director of GNTP.

2.15 **Environmental Matters**. To the knowledge of Seller, with regard to matters of environmental compliance:

(a) GNTP has conducted and is conducting its business, and has used and is using its properties, whether currently owned, operated or leased or owned, operated or leased by Seller at any time in the past; and at the time of acquisition of any security interest, all properties in which Seller has a security interest had always been used, in compliance with all applicable federal, and state and local environmental laws and regulations, except where the failure to comply with such laws and regulations, in the aggregate, has not had and could not have a material adverse effect on the condition (financial or otherwise), business or properties of GNTP.

(b) Neither GNTP nor any property currently owned, operated or leased or which has been owned, operated or leased by GNTP, is subject to any existing, pending or threatened investigation, action or proceeding, including any notice of violation, by any governmental authority regarding contamination of any part of such property or infractions of any law, statute, ordinance or regulation or any license or permit issued by any government agency pertaining to health, industrial hygiene or environmental safety or environmental conditions on, under or about such property, except where such investigations, actions, proceedings, notifications or infractions, in the aggregate, have not had and could not have a material adverse effect on the condition (financial or otherwise), business or properties of GNTP.

(c) There are no underground storage tanks or toxic or hazardous wastes, substances, or materials, or pollutants or contaminants, including asbestos, presently located on or under any property which is currently or has been owned, operated or leased by GNTP; there were no underground storage tanks or toxic or hazardous wastes, substances, or materials, or pollutants or contaminants, including asbestos, located on or under any property in which GNTP has or had an interest. As used herein, the terms toxic or hazardous wastes, substances or materials, pollutants and contaminants mean any material which is or becomes during the term of this Agreement regulated or controlled as a hazardous or toxic waste or environmental pollutant under any federal, state or local law, ordinance, order, decree or regulation currently in effect and applicable to Seller or any property owned, operated or leased by Seller.

2.16 **Material Defaults**. To the knowledge of Seller, GNTP is not in default, or alleged to be in default, under any agreement, contract, lease, mortgage, commitment, instrument or obligation, and no other party to any agreement, contract, lease, mortgage, commitment, instrument or obligation to which GNTP is a party is in default thereunder, which default would materially and adversely affect the properties, assets, business or prospects of GNTP.

2.17 **Disclosure**. No representation or warranty made by Seller in this Agreement or in any writing furnished or to be furnished pursuant to or in connection with this Agreement knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading. Seller has disclosed to Buyer all material information known to it related to GNTP, and their respective condition, operations, and prospects. Seller acknowledges that the Buyer has represented to Seller that Buyer intends to cause GNTP to acquire a business or assets after the Closing.

III
REPRESENTATIONS AND WARRANTIES BY BUYER

Buyer hereby represents and warrants to Seller that the representations and warranties contained in this Article III are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Article III), except as otherwise expressly provided for to the contrary herein:

3.1 **Execution and Performance of Agreement**. Buyer has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and each of the other instruments and agreements to be executed and delivered by Buyer in connection with this Agreement (the "Buyer Transaction Documents"), as well as all transactions contemplated hereunder. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid, binding, and enforceable obligation of Buyer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

3.2 **Effect of Agreement**. As of the Closing, the consummation by Buyer of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Buyer Transaction Documents to which it is a party, will not:

(a) Violate any Requirement of Law applicable to or binding upon Buyer; or

(b) Violate the terms of any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Buyer or to which Buyer is subject.

3.3 **Consents**. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of the Buyer Transaction Documents and the performance of any obligations contemplated thereby.

3.4 **Investigation**. On or prior to the Closing, Buyer will have had the opportunity to investigate the books and records of GNTP and the Financial Statements. As of the Closing, Buyer will be purchasing the Purchased Shares based upon Buyer's own independent investigation and evaluation of GNTP, and the covenants, representations and warranties of Seller set forth herein. Buyer is expressly not relying on any oral representations made by Seller with regard to the Purchased Shares or GNTP.

3.5 **Investment Purpose**. Buyer is acquiring the Purchased Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws; provided, however, by making the representations herein, Buyer does not agree, or make any representation or warranty, to hold any of the Purchased Shares for any minimum or other specific term and reserves the right to dispose of the Purchased Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Act. The Buyer is acquiring the Purchased Shares hereunder in the ordinary course of its business. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Purchased Shares in violation of applicable securities laws. The Buyer acknowledges that the Shares have been offered to him in direct communication between him and Seller, and not through any advertisement of any kind. The Buyer represents that after the Closing of this transaction, the Buyer intends to cause GNTP to acquire a business and/or assets.

3.6 **Accredited Investor Status and Related Acknowledgments**. Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor"). Buyer further acknowledges (i) that the purchase of the Purchased Shares involves a high degree of risk in that GNTP has no operations and requires substantial funds; (ii) that an investment in GNTP is highly speculative and only investors who can afford the loss of their entire investment should consider investing in GNTP and acquiring the Purchased Shares; and, (iii) that Buyer

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has such knowledge and experience in finance, securities, investments (including investment in non-listed and non-registered securities), and other business matters so as to be able to protect its interests in connection with this transaction.

3.7 **Reliance on Exemptions**. Buyer understands that the Purchased Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that (i) the sale of the Purchased Shares to Buyer is not registered with the SEC or with the securities administrator of any state; (ii) the Purchased Shares are being sold pursuant to an exemption from such registration requirements; (iii) the Shares are "restricted securities" that will bear a restrictive legend prohibiting their further transfer without registration or any exemption therefrom; and, (iv) GNTP is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Purchased Shares.

3.8 **Legends**. Buyer understands that the Purchased Shares have been issued pursuant to an exemption from registration or qualification under the Act and applicable state securities laws, and the Purchased Shares shall bear a legend as required by the "blue sky" laws of any state and a restrictive legend in compliance with applicable federal law.

3.9 **Notification of OTC Markets Group, Inc. and Nevada Secretary of State.** Buyer shall, not later than forty-eight (48) hours following the Closing make all required filings with any state and federal regulators, as is required to keep GNTP in good standing with any and all regulatory bodies having authority, including without limitation, taking the following actions:

(a) Notify OTC Markets Group, Inc., and update the Company information on OTC Markets Group, Inc.'s website section established for this purpose, of the new address for the Company, the new director(s) of the Company and the new officers of the Company, including its President. Buyer shall promptly pay any fees associated with this notice.

(b) Notify the Nevada Secretary of State, by filing an amended annual list of officers and directors and by filing a change of address, the new director(s) of the Company and the new officers of the Company, including its President. Buyer shall promptly pay any fees associated with these filings.

(c) Should Buyer fail to perform according to this Section 3.9, Buyer expressly authorizes Seller to provide the notices and filings contemplated by this Section 3.9 and Buyer agrees to promptly reimburse Seller for all expenses related thereto, including filing fees and attorney's fees and costs actually incurred.

3.10 **Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws**. The Buyer represents that the funds representing the Purchase Price do not represent proceed of crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. The Buyer is in compliance with, and has not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Buyer and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

3.11 **Shell company**. Buyer acknowledge that GNTP is currently a "shell company" as defined by Rule 144(i) of the 1934 Act.

IV
CONDITIONS PRECEDENT

4.1 **Conditions to Obligations of Buyer**. Unless otherwise waived, in whole or in part, in writing by Buyer, the obligations of Buyer to affect the consummation of the transactions contemplated hereunder, and in the other agreements referred to herein, shall be subject to the satisfaction at the Closing of each of the following conditions:

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4.1.1. **Representations and Warranties of Seller to be True**. The representations and warranties of Seller contained in this Agreement or in any statement, certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be true and correct (to the knowledge of Seller where specifically stated) in all material respects on the Closing with the same force and effect as though made at such time. Seller shall have performed all obligations and complied with all covenants required by this Agreement, and the other agreements referred to herein, to be performed or complied with by him prior to the Closing.

4.1.2. **No Proceedings**. To the knowledge of Seller, no suit, action or other proceeding of material consequence are pending or threatened before any court or other governmental agency which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith.

4.1.3. **No Liabilities**. To the knowledge of Seller, GNTP shall have no liabilities or financial obligations at Closing except as disclosed on Schedule 2.6 or as provided on the Financial Statements. Seller shall have no obligation to pay any known or unknown liabilities of GNTP.

4.1.4. **Consents**. Seller shall have obtained and delivered to Buyer all written consents of the other party to all contracts which by their terms or otherwise require the consent of such party to the transfer thereof by Seller as indicated on Schedule 4.1.4 attached hereto.

4.1.5. **Board Appointments and Resignations**. Seller shall use commercially reasonable efforts to facilitate the individuals designated by Buyer being elected as directors of GNTP, and that all current officers and directors of GNTP shall resign as of the Closing. Written notarized Consent of the resignations of all officers and directors and of resolutions of the Board of Directors of GNTP shall be delivered by Seller at Closing.

4.1.6 **Closing Documents**. Seller shall have delivered to Buyer all the documents provided for in Article I of this Agreement.

4.2 **Conditions to Obligations of Seller**. Unless otherwise waived, in whole or in part, in writing by Seller, the obligations of Seller to affect the consummation of the transactions contemplated hereunder, and in the other agreements referred to herein, shall be subject to the satisfaction at the Closing of each of the following conditions:

4.2.1. **Representations and Warranties of Buyer to be True**. The representations and warranties of Buyer contained in this Agreement or in any statement, certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be true and correct in all material respects on the Closing with the same force and effect as though made at such time. Buyer shall have performed all obligations and complied with all covenants required by this Agreement, and the other agreements referred to herein, to be performed or complied with by it prior to the Closing.

4.2.2. **Payment of Purchase Price**. Buyer shall have paid the Purchase Price as provided for herein.

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V
CONDUCT OF GNTP's BUSINESS PRIOR TO CLOSING

Seller hereby covenants, agrees, represents, and warrants to Buyer that, except as otherwise consented to in writing by Buyer, pending the Closing:

(a) GNTP will carry on its business in a good and diligent manner consistent with prior business, and will use commercially reasonable efforts to preserve its business organization intact, and to keep available the services of all of its present employees, agents, and representatives.

(b) No change will be made in the authorized or issued capital stock of GNTP, nor shall any rights, warrants, or options relating thereto be issued.

(c) No dividend or other distribution will be declared, set aside, or paid on or in respect of the common capital stock of GNTP, nor will GNTP directly redeem, retire, purchase, or otherwise reacquire any of its stock.

(d) GNTP will not sell or otherwise dispose of the assets or any other properties or assets, purchase or otherwise acquire any properties or assets, incur any liabilities or enter into any transactions, except in the ordinary course of business.

(e) From and after the Effective Date, GNTP and Seller will permit Buyer and its duly authorized agents to have reasonable access to the offices, properties, assets, books, and records of GNTP for the purpose of investigating the business and examining the records of GNTP, verifying the representations made in this Agreement and the performance of the conditions set forth in this Agreement.

VI
CLOSING DATE AND TRANSFER DATE

6.1 **Closing Date**. The closing of the transactions contemplated under this Agreement (the "Closing") and the transfer of the Purchased Shares by Seller to Buyer shall have taken place when the Seller delivers the Seller Transaction Documents, at such place as the Parties may agree, or at such other time as the Parties may agree. The date on which the Closing occurs is also referred to herein as the "Closing Date".

6.2 **Obligations of Seller**. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(a) Share certificates representing the Purchased Shares, duly endorsed for transfer, free and clear of all liens and encumbrances, dated as of the Closing;

(b) Executed Seller Transaction Documents as provided in Section 1.4 above;

(c) Written waiver of the $900 note payable to Seller;

(c) Any governmental and third-party consents, approvals, assurances or UCC-2 termination statements necessary for the consummation of the transactions contemplated by this Agreement or as may be required to permit Seller to deliver the Purchased Shares free and clear of any and all liens, claims, encumbrances or restrictions.

6.3 **Obligations of Buyer**. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

(a) Buyer's funds, by wire transfer, in the amount of Purchase Price.

VII
POST-CLOSING COVENANTS

7.1 **Books and Records**. Seller shall deliver, at Closing or as soon as possible after Closing, all books and records of Seller in its possession reasonably related to GNTP and the rights and obligations of Buyer hereunder.

7.2 **Reasonable Assistance**. Seller shall use and exercise commercially reasonable efforts, taking reasonable, ordinary and necessary measures to ensure an orderly and smooth transition and conversion of the transfer of the Purchased Shares to Buyer.

7.3 **Survival of Representations**. All of the covenants, agreements, representations, and warranties made by each Party, or pursuant hereto or in connection with the transactions contemplated hereby, shall survive the Closing for a period of six (6) months.

7.4 **Brokers**. Each Party represents and warrants that no broker or finder has acted for it in connection with this Agreement or the transactions contemplated hereby and that no broker or finder is entitled to any brokerage or finder's fee or other commission. Each Party agrees to indemnify and hold harmless the other Parties with respect to any claim for any brokerage or finder's fee or other commission.

7.5 **Transaction Documents**. This Agreement, the Seller Transaction Documents, the Buyer Transaction Documents, and any other agreements attached hereto as Schedules or Exhibits, will be referred to herein collectively as the "Transaction Documents".

7.6 **Expenses**. All costs and expenses incurred in conducting the purchase and sale described in this Agreement in the manner prescribed by this Agreement shall be borne by the Party incurring said expense.

7.7 **Early Termination**. This Agreement shall terminate upon:

(a) The mutual agreement of Buyer and Seller, provided, however, that such termination is set forth in a writing executed by both Parties; or

(b) By either Buyer or Seller, in a writing, if the Closing does not occur on or prior to June 17, 2019, other than by reason of a breach of a duty or an obligation hereunder of the Party electing to terminate this Agreement. In the event of such termination, no Party shall have any obligation or liability to any other in respect to this Agreement, except for any breach of contract occurring prior to such termination.

7.8 **Taxes**. Buyer shall be liable for the filing of all tax returns and reports and for the payment of all federal, state, and local taxes of GNTP for any period whether before or after the Closing Date and any taxes due from GNTP. Seller shall remain liable for the payment of all of its taxes attributable to or relating to the consummation of the transactions contemplated herein and shall indemnify and hold Buyer and GNTP harmless from and against all liability in connection therewith.

VIII
ADDITIONAL PROVISIONS

8.1 **Executed Counterparts**. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or by E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

8.2 **Entire Agreement**. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

8.3 **Severability**. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

8.4 **Governing Law**. This Agreement shall be governed by the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the state or federal courts in the County of Clark, State of Nevada, shall be the sole jurisdiction and venue for the bringing of such action.

8.5 **Enforcement.** The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

8.6 **Waiver**. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

8.7 **Recovery of Fees by Prevailing Party**. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, except as otherwise expressly provided herein, each party will be responsible for their own attorney's fees and costs of litigation.

8.8 **Recitals**. The facts recited in the Recitals above, are hereby conclusively presumed to be true as between and affecting the Parties and are hereby incorporated into this Agreement as if fully set forth herein.

8.9 **Amendment**. This Agreement may be amended or modified only by a writing signed by all Parties.

8.10 **Successors and Assigns**. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties.

8.11 **Assignability**. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

8.12 **No Third-Party Beneficiaries**. This Agreement has been entered into solely by and between Seller and Buyer, solely for their benefit. There is no intent by either Party to create or establish a third-party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder.

8.13 **Time**. All Parties agree that time is of the essence as to this Agreement.

8.14 **Provision Not Construed Against Party Drafting Agreement**. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent

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legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

8.15 **Agreement Provisions, Exhibits, and Schedules**. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

8.16 **Further Assurances**. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 8.16.

8.17 **Notices**.

8.17.1 All notices, requests, demands and other communications required or permitted to be given hereunder shall be affected as follows:

If to Buyer:

WANG Xinrui
Room 1004, Block 1, Section C,
Feng Huang Cheng, Cangzhou City,
Hebei Province, China
E-mail: 18268988559@163.com

McMurdo Law Group, LLC
1185 Avenue of the Americas, 3rd Floor
New York, NY 10036
Phone: 917-318-2865
E-mail: matt@nannaronelaw.com

If to Seller:

Custodian Ventures, LLC
c/o David Lazar, Manager
3443 Lawrence Ave.
Oceanside, NY 11572
E-mail: david@zenithpi.com

-with copy to-

Bryan R. Clark PC
6910 S. Cimarron Rd., Ste. 240
Las Vegas, NV 89113
Phone: 702-527-5277
Email: bclark@clarklg.com

8.17.2. **Method and Delivery**. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

8.17.3. **Consent to Electronic Transmission**. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, "Electronic Transmission" means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

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8.17.4. **Address Changes**. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 8.17.

8.18 **Disputes**. **EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.**

8.19 **Efforts**. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise commercially reasonable efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 10.19 shall not include any obligation to incur substantial expense or liability.

8.20 **Definitional Provisions**. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words "hereof", "herein", "hereunder", and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to "Dollars" or "$" shall be construed as being United States Dollars; (vi) the term "including" is not limiting and means "including without limitation"; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

8.21 **Confidentiality**. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

8.22 **Execution Knowing and Voluntary**. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

IX
EXECUTION

IN WITNESS WHEREOF, this STOCK PURCHASE AGREEMENT has been duly executed by the Parties and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

******EXECUTION APPEARS ON NEXT PAGE******

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****EXECUTION PAGE TO STOCK PURCHASE AGREEMENT****

BUYER:

WANG XINRUI

王鑫瑞

DATED: June 18, 2019

SELLER:

CUSTODIAN VENTURES, LLC,
a Wyoming limited-liability company

By: David Lazar
Name: David Lazar
Its: Manager

DATED: June 18, 2019

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EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit

SCHEDULES

Schedule

Exhibit 1.2.2.3

Wire Instructions
[PLESE PROVIDE WIRE INSTRUCTIONS]

Schedule 2.6

GNTP' Liabilities

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